 Metris Receivables, Inc.                                   Metris Master Trust                                  Monthly Report
 Certificateholder's Statement                                 Series 1996-1                                             Feb-97
 Section 5.2                                        Class A         Class B         Class C        Class D         Total

(i)   Certificate Amount                        518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                   0.00            0.00            0.00                             0.00
(iii) Certificate Interest Distributed            2,784,250.00      495,833.33      234,305.56                     3,514,388.89

(iv) Principal Collections                       30,756,645.75    5,195,379.34    2,968,788.18    2,640,036.27    41,560,849.54
(v)  Finance Charge Collections                  12,202,406.90    2,061,217.39    1,177,838.49    1,047,478.43    16,488,941.21
     Recoveries                                      98,127.67       16,575.62        9,471.78        8,429.89       132,604.96
     Interest Earned on Accounts                          0.00            0.00            0.00            0.00             0.00
       Total Finance Charge Collections          12,300,534.57    2,077,793.01    1,187,310.27    1,055,908.32    16,621,546.17
	 Total Collections                              43,057,180.32    7,273,172.35    4,156,098.45    3,695,944.59    58,182,395.71
(vi) Aggregate Amount of Principal Receivables                                                                 1,667,651,967.63
     Invested Amount (End of Month)             518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
     Floating Allocation Percentage                31.0616370%      5.2468981%      2.9982275%      2.6684225%      41.9751851%

     Invested Amount (Beginning of Month)       518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00   700,000,000.00
     Average Daily Invested Amount                                                                               699,965,765.07

(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                          86.32%    1,486,346,618.68
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)        7.57%      130,264,958.98
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)       2.19%       37,742,998.97
       90 Days and Over (60+ Days Contractually Delinquent)              3.92%       67,562,988.22
	 Total Receivables                                                    100.00%    1,721,917,564.85

 (viii) Aggregate Investor Default Amount                                             5,410,302.21
	As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)         8.06%

 (ix)  Charge-Offs
       Class A                                                                                0.00
       Class B                                                                                0.00
       Class C                                                                                0.00
       Class D                                                                                0.00
	 Total Charge-Offs                                                                    0.00

 (x)   Servicing Fee                                                                  1,342,465.75

 (xi)  Pool Factor
       Class A                                                                           1.0000000
       Class B                                                                           1.0000000
       Class C                                                                           1.0000000

 (xii) Unreimbursed Reallocated Principal Collections
       Class B                                                                                0.00
       Class C                                                                                0.00
       Class D                                                                                0.00

 (xiii) Excess Funding Account Balance                                                        0.00
	Prefunding Account Balance                                                            0.00

 Average Net Portfolio Yield                                                              16.7033%
 Minimum Base Rate                                                                         8.4643%